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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2002

Price Communications Corporation
(Exact Name of Registrant as Specified in Charter)

New York	1-8309	13-2991700
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

45 Rockefeller Plaza
New York, New York 10020
(Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: (212) 757-5600

Item 5. Other Events.

        On August 5, 2002, Registrant issued a press release announcing that it currently expects the closing of the transaction with Verizon Wireless to occur on August 15, 2002. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Exhibits.

99.1    Press Release dated August 5, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: August 5, 2002

PRICE COMMUNICATIONS CORPORATION
By:	/s/ Kim Pressman Kim Pressman Executive Vice President and Chief Financial Officer

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SIGNATURES